UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 7, 2013

 Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-16633	84-1460811
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

(303) 381-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 2.02    Results of Operations and Financial Condition

On August 7, 2013, Array issued a press release reporting results for the fourth quarter and year ended June 30, 2013, the full text of which is attached hereto as Exhibit 99.1. Array reported the net loss and net loss per share for the fourth quarter of fiscal 2013 and for the entire year of fiscal 2013 exclusive of a non-cash charge of $11.2 million resulting from the early payoff of debt during the fourth quarter, which is a non-GAAP financial measure. Array presented net loss and net loss per share in this manner because inclusion of the non-cash charge may not be indicative of ongoing operating results and therefore affects the comparability of results between periods. Array therefore believes the non-GAAP measure provides additional and meaningful information to investors regarding Array's ongoing operating performance. Any non-GAAP financial measure is intended to supplement the applicable GAAP disclosure and should not be considered in isolation from, or as a replacement for, financial information prepared in accordance with GAAP.

The information in this Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Reporting Results for the Fourth Quarter and Full Fiscal Year of 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2013	Array BioPharma Inc.

	By:	/s/ R. Michael Carruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Reporting Results for the Fourth Quarter and Full Fiscal Year of 2013

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